Exhibit 99.1
Mountain National Bancshares, Inc.
Contacts:
Dwight B. Grizzell, President & CEO
Michael L. Brown, Executive Vice President/COO
(865) 428-7990
MOUNTAIN NATIONAL BANCSHARES, INC.
ANNOUNCES THIRD QUARTER EARNINGS
     SEVIERVILLE, Tenn., November 4, 2008 — Mountain National Bancshares, Inc. (OTCBB: MNBT), (the “Company”) today announced its results of operations for the third quarter and first nine months of 2008. Net income for the quarter was $868,000, a decrease of $139,000 from net income of $1,007,000 for the third quarter of 2007. Basic and diluted earnings per share were both $0.33 for the third quarter of 2008, a decrease of 23.3% and 21.4% from basic and diluted earnings per share of $0.43 and $0.42, respectively, in the same quarter last year.
     For the nine months ended September 30, 2008, net income was $2,588,000, down $346,000, or 11.8%, as compared to $2,934,000 for the same period last year. Basic and diluted earnings per share were both $0.98 for the nine-month period ended September 30, 2008, down from $1.31 and $1.29, respectively, for the same period in 2007.
     The reduction in net income for the quarter and nine months ended September 30, 2008 when compared to the comparable periods in 2007 was the result of compression in the Company’s net interest margin and an increase in the Company’s provision for loan losses and noninterest expense.
     The provision for loan losses totaled $550,000 for the third quarter of 2008 as compared to $176,000 during the third quarter of 2007 due to increased charge-offs during the period. For the three quarters ended September 30, 2008, the provision for loan losses was $1,075,000 as compared to $608,000 for the same period in 2007.
     The Company’s net interest margin decreased to 3.44% from 3.67% for the three-month periods ended September 30, 2008 and 2007, respectively. The net interest margin decreased to 3.64% from 3.81% for the nine-month periods ended September 30, 2008 and 2007, respectively. This was due primarily to the 325 basis point reduction of the prime rate since the third quarter of 2007 which negatively impacted loan yields.
     “The recent turmoil in the credit and housing markets has had an indirect impact on the Company,” said Dwight B. Grizzell, the Company’s President & CEO. “We are dependent upon the local tourist industry in Sevier County as well as on sales of vacation and rental properties related to this industry. Although there has only been a slight downturn in revenues generated by our customers through tourism, property sales have reduced substantially during 2008. This downturn in sales has affected the construction and land development industry, one of our primary sources for loans, in both Sevier and Blount Counties. Excluding distressed sales, property prices have only slightly decreased during this period. However, we expect to see continued stress in the construction and sales of both improved and unimproved properties for the remainder of 2008 and into 2009 which could result in additional charge-offs. At September 30, both the Company and Mountain National Bank (the “Bank”) were well-capitalized with over 14% risk-based capital.”
     The Company is the parent company of the Bank, with consolidated total assets of approximately $606 million at September 30, 2008. The Bank operates eight full-service banking offices located in Sevier County, Tennessee and two full-service banking offices located in Blount County, Tennessee.
Credit quality
     As of September 30, 2008, the Bank had loans totaling approximately $8,411,000, which represents 2.01% of total loans, that were 30 days or more but less than 90 days past due and approximately $2,324,000, or 0.56% of total loans, in non-performing loans (loans past due 90 days or more and non-accrual loans). As of September 30, 2007, the Bank had loans totaling approximately $1,758,000, or 0.45% of total loans, that were 30 days or more but less than 90 days past due and approximately $1,490,000, or 0.38% of total loans, in non-performing loans.
     Net charge-offs during the first nine months of 2008 were approximately $652,000, or 0.21% (annualized) of average loans, as compared to net charge-offs of approximately $146,000, or 0.05% (annualized) of average loans, during the first nine months of 2007. Net charge-offs during the third quarter of 2008 were approximately $580,000, or 0.55% (annualized) of average loans, as compared to net charge-offs of approximately $38,000, or 0.01% (annualized) of average loans, during the third quarter of 2007. The Bank’s provision for loan losses during the third quarter and first nine months of 2008 was $550,000 and $1,075,000, respectively, as compared to $176,000 and $608,000, respectively, during the third quarter and first nine months of 2007.
Non-interest expense
     Non-interest expense increased approximately $1,365,000, or 12.20%, for the nine month period ended September 30, 2008, as compared to the nine month period ended September 30, 2007. Non-interest expense increased approximately $297,000, or 7.87%, for the third quarter of 2008, as compared to the third quarter of 2007. The increase in non-interest expense relates to the continued expansion of the Bank. Since the end of the third quarter of 2007, the Bank has opened three new branches, one in Sevier County and two in Blount County. Employee related expenses increased approximately $240,000 and $681,000, respectively, for the third quarter and first nine months of 2008 as compared to the same periods in 2007. Building and equipment related expenses for the nine months ended September 30, 2008 were approximately $319,000 more than the same period in 2007. These expenses also increased approximately $121,000 from the third quarter of 2007 to the third quarter of 2008. Additionally, as compared to the third quarter and first nine months of 2007, the Bank’s FDIC insurance increased over $27,000 and $168,000, respectively, due to implementation of the Deposit Insurance Reform Act of 2005.
Net interest income
     Net interest income increased approximately $1,044,000, or 8.00%, for the first nine months of 2008 as compared to the first nine months of 2007, and increased approximately $246,000, or 5.59%, during the third quarter of 2008 compared to the same period in 2007. The increase in net interest income was due, primarily, to the decrease in the average rate paid on interest bearing demand deposits for the three and nine months ended September 30, 2008 as compared to the same periods in 2007. The average balance of interest bearing demand deposits increased approximately $26 million and $12 million, respectively, during the third quarter and first nine months of 2008 as compared to the third quarter and first nine months of 2007. The average rate paid on these deposits decreased from 4.07% for the nine months ended September 30, 2007 to 2.34% for the same period in 2008. The average rate paid during the third quarter of 2008 was 2.25%, a decrease from the average rate of 3.90% paid during the third quarter of 2007.
Net income and earnings per share
     Net income decreased approximately $346,000, or 11.80%, during the first nine months of 2008, as compared to the first nine months in 2007. Net income also decreased during the third quarter of 2008, as compared to the same period in 2007, by approximately $138,000, or 13.76%. The decrease in net income for the nine-month period was primarily the result of the increase in non-interest expense while the decrease in net income during the three-month period was mainly attributable to the increase in the provision for loan losses. Basic and diluted earnings per share decreased from $1.31 and $1.29, respectively, for the nine-month period ended September 30, 2007 to $0.98 for the nine-month period ended September 30, 2008. Basic and diluted earnings per share decreased from $0.43 and $0.42, respectively, for the third quarter of 2007 to $0.33 for the third quarter of 2008. The decrease in earnings per share was due primarily to the decrease in net income, an increase in the average number of shares outstanding as a result of option and warrant exercises as well as payment of a 5% stock dividend, offset, in part, by share repurchases.
     Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “should,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Mountain National to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, the effects of future economic or business conditions; lack of sustained growth in the economy in the Sevier County and Blount County, Tennessee area; the effects of governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations; the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; credit risks of borrowers; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services; the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and the possible failure to achieve expected gains, revenue growth and/or expense savings from such transactions; changes in accounting policies, rules and practices; changes in technology or products that may be more difficult, or costly, or less effective, than anticipated; the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions and other risks and uncertainties as detailed from time to time in the reports filed by Mountain National with the Securities and Exchange Commission.

MOUNTAIN NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,
	2008	2007
ASSETS

Cash and due from banks	$14,008,616	$11,018,008
Federal funds sold	482,000	11,069,000

Total cash and cash equivalents	14,490,616	22,087,008

Securities available for sale	110,929,476	79,767,730
Securities held to maturity, fair value $2,008,450 in 2008 and $2,045,524 in 2007	2,094,637	1,993,990
Restricted investments, at cost	4,004,068	3,529,718
Loans, net of allowance for loan losses of $4,396,841 in 2008 and $3,985,796 in 2007	414,315,478	384,040,197
Investment in partnership	4,105,421	4,135,189
Premises and equipment	30,477,480	23,656,868
Accrued interest receivable	3,277,198	3,107,974
Cash surrender value of life insurance	10,977,208	8,566,336
Other assets	11,440,048	2,038,595

Total assets	$606,111,630	$532,923,605

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Noninterest-bearing demand deposits	$46,281,562	$50,076,625
NOW accounts	116,713,675	88,536,883
Money market accounts	40,638,756	48,654,889
Savings accounts	16,939,071	8,845,439
Time deposits	226,237,500	203,111,653

Total deposits	446,810,564	399,225,489

Federal funds purchased	15,100,000	—
Securities sold under agreements to repurchase	4,849,412	5,334,499
Accrued interest payable	946,154	1,320,247
Subordinated debentures	13,403,000	13,403,000
Federal Home Loan Bank advances	70,900,000	64,882,775
Other liabilities	2,146,255	1,273,198

Total liabilities	554,155,385	485,439,208

Commitments and contingencies

Shareholders’ equity:
Common stock, $1.00 par value; 10,000,000 shares authorized; issued and outstanding 2,632,771 shares at September 30, 2008 and 2,496,729 shares at September 30, 2007	2,632,771	2,496,729
Additional paid-in capital	42,435,990	39,350,405
Retained earnings	6,877,819	6,323,031
Accumulated other comprehensive gain (loss)	9,665	(685,768)

Total shareholders’ equity	51,956,245	47,484,397

Total liabilities and shareholders’ equity	$606,111,630	$532,923,605

     See accompanying Notes to Consolidated Financial Statements

MOUNTAIN NATIONAL BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2008	2007	2008	2007
INTEREST INCOME
Loans	$23,396,030	$23,991,160	$7,470,867	$8,172,010
Taxable securities	3,099,685	2,657,373	1,183,901	910,620
Tax-exempt securities	551,268	458,375	203,143	152,165
Federal funds sold and deposits in other banks	46,761	170,366	17,305	128,500

Total interest income	27,093,744	27,277,274	8,875,216	9,363,295

INTEREST EXPENSE
Deposits	9,979,120	11,260,397	3,236,410	3,920,951
Federal funds purchased	243,199	173,837	78,107	559
Repurchase agreements	102,644	119,905	35,926	47,651
Federal Home Loan Bank advances	2,133,517	1,925,806	705,453	736,426
Subordinated debentures	541,308	747,661	164,433	249,090

Total interest expense	12,999,788	14,227,606	4,220,329	4,954,677

Net interest income	14,093,956	13,049,668	4,654,887	4,408,618

Provision for loan losses	1,075,000	608,000	550,000	176,000

Net interest income after provision for loan losses	13,018,956	12,441,668	4,104,887	4,232,618

NONINTEREST INCOME
Service charges on deposit accounts	1,068,247	1,036,608	363,346	354,327
Other fees and commissions	929,800	856,874	328,235	310,516
Gain on sale of mortgage loans	151,072	267,785	41,580	58,554
Gain on sale of securities available for sale, net	139,117	—	105,411	—
Other noninterest income	521,642	479,626	218,642	157,221

Total noninterest income	2,809,878	2,640,893	1,057,214	880,618

NONINTEREST EXPENSE
Salaries and employee benefits	7,349,390	6,668,424	2,406,529	2,166,747
Occupancy expenses	995,443	797,620	342,416	278,233
Other operating expenses	4,204,275	3,718,492	1,318,293	1,325,493

Total noninterest expense	12,549,108	11,184,536	4,067,238	3,770,473

Income before income taxes	3,279,726	3,898,025	1,094,863	1,342,763

Income taxes	691,805	963,833	226,659	336,086

Net income	$2,587,921	$2,934,192	$868,204	$1,006,677

EARNINGS PER SHARE
Basic	$0.98	$1.31	$0.33	$0.43
Diluted	$0.98	$1.29	$0.33	$0.42
See accompanying Notes to Consolidated Financial Statements

Net Interest Income Analysis
For the Nine Months Ended September 30, 2008 and 2007
(in thousands, except rates)

	Interest
	Average Balance		Income/Expense		Yield/Rate
	2008	2007	2008	2007	2008	2007
Interest-earning assets:
Loans	$414,225	$366,587	$23,396	$23,991	7.54%	8.75%
Investment Securities:
Available for sale	94,389	81,506	3,428	2,929	4.85%	4.80%
Held to maturity	2,055	1,886	73	65	4.75%	4.61%
Equity securities	3,941	3,039	150	122	5.08%	5.37%

Total securities	100,385	86,431	3,651	3,116	4.86%	4.82%
Federal funds sold and other	2,460	4,594	47	170	2.55%	4.95%

Total interest-earning assets	517,070	457,612	27,094	27,277	7.00%	7.97%
Nonearning assets	54,683	43,337

Total Assets	$571,753	$500,949

Interest-bearing liabilities:
Interest bearing deposits:
Interest bearing demand deposits	139,519	127,145	2,443	3,868	2.34%	4.07%
Savings deposits	12,854	8,550	183	63	1.90%	0.99%
Time deposits	218,780	192,967	7,353	7,329	4.49%	5.08%

Total interest bearing deposits	371,153	328,662	9,979	11,260	3.59%	4.58%
Securities sold under agreements to repurchase	5,222	5,891	103	120	2.63%	2.72%
Federal Home Loan Bank advances and other borrowings	80,641	59,977	2,377	2,099	3.94%	4.68%
Subordinated debt	13,403	13,403	541	748	5.39%	7.46%

Total interest-bearing liabilities	470,419	407,933	13,000	14,227	3.69%	4.66%
Noninterest-bearing deposits	48,592	53,325	—	—

Total deposits and interest- bearings liabilities	519,011	461,258	13,000	14,227	3.35%	4.12%

Other liabilities	2,107	2,675
Shareholders’ equity	50,635	37,016

	$571,753	$500,949

Net interest income			$14,094	$13,050

Net interest spread (1)					3.31%	3.31%
Net interest margin (2)					3.64%	3.81%

(1)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(2)	Net interest margin is the result of annualized net interest income divided by average interest- earning assets for the period.

Net Interest Income Analysis
For the Three Months Ended September 30, 2008 and 2007
(in thousands, except rates)

	Interest
	Average Balance		Income/Expense		Yield/Rate
	2008	2007	2008	2007	2008	2007
Interest-earning assets:
Loans	$421,159	$379,189	$7,471	$8,172	7.06%	8.55%
Investment Securities:
Available for sale	107,093	82,155	1,317	996	4.89%	4.81%
Held to maturity	2,079	1,981	24	21	4.59%	4.21%
Equity securities	4,004	3,364	46	46	4.57%	5.43%

Total securities	113,176	87,500	1,387	1,063	4.88%	4.82%
Federal funds sold and other	3,334	10,480	17	128	2.03%	4.85%

Total interest-earning assets	537,669	477,169	8,875	9,363	6.57%	7.78%
Nonearning assets	58,429	44,521

Total Assets	$596,098	$521,690

Interest-bearing liabilities:
Interest bearing deposits:
Interest bearing demand deposits	150,128	124,324	849	1,223	2.25%	3.90%
Savings deposits	15,822	8,874	85	26	2.14%	1.16%
Time deposits	224,988	205,816	2,302	2,672	4.07%	5.15%

Total interest bearing deposits	390,938	339,014	3,236	3,921	3.29%	4.59%
Securities sold under agreements to repurchase	6,097	6,783	36	48	2.35%	2.81%
Federal Home Loan Bank advances and other borrowings	81,741	64,925	784	736	3.82%	4.50%
Subordinated debt	13,403	13,403	164	249	4.87%	7.37%

Total interest-bearing liabilities	492,179	424,125	4,220	4,954	3.41%	4.63%
Noninterest-bearing deposits	50,940	55,478	—	—

Total deposits and interest- bearings liabilities	543,119	479,603	4,220	4,954	3.09%	4.10%

Other liabilities	1,720	2,983
Shareholders’ equity	51,259	39,104

	$596,098	$521,690

Net interest income			$4,655	$4,409

Net interest spread (1)					3.16%	3.15%
Net interest margin (2)					3.44%	3.67%

(1)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(2)	Net interest margin is the result of annualized net interest income divided by average interest- earning assets for the period.

Financial Highlights
Mountain National Bancshares, Inc. and Subsidiaries
(Dollars in thousands, except per share data)
Unaudited

	Nine Months Ended September 30				Three Months Ended September 30
	2008	2007	Change		2008	2007	Change
EARNINGS
Interest income	$27,094	$27,277	(0.7)%		$8,875	$9,363	(5.2)%
Interest expense	13,000	14,227	(8.6)		4,220	4,954	(14.8)
Net interest income	14,094	13,050	8.0		4,655	4,409	5.6
Provision for loan losses	1,075	608	76.8		550	176	212.5
Noninterest income	2,810	2,641	6.4		1,057	880	20.1
Noninterest expense	12,549	11,185	12.2		4,067	3,770	7.9
Income taxes	692	964	(28.2)		227	336	(32.4)
Net income	2,588	2,934	(11.8)		868	1,007	(13.8)

PER COMMON SHARE
Earnings per share — basic	$0.98	$1.31	(25.2)%		$0.33	$0.43	(23.3)%
Earnings per share — diluted	0.98	1.29	(24.0)		0.33	0.42	(21.4)
Cash dividends declared	—	—	—		—	—	—
Book value per share	19.73	19.02	3.7
Closing market price	18.50	27.43	(32.6)

FINANCIAL RATIOS
Return on average assets	0.60%	0.78%	(18	)bp	0.58%	0.77%	(19	)bp
Return on average equity	6.83	10.60	(377)		6.74	10.21	(347)
Average equity to average assets	8.86	7.39	147		8.60	7.50	110
Net interest margin	3.64	3.81	(17)		3.44	3.67	(23)
Efficiency ratio	74.24	71.28	296		71.20	71.29	(9)
Effective tax rate	21.09	24.73	(364)		20.70	25.03	(433)

PERIOD END BALANCES
Securities	$117,028	$85,291	37.2%
Loans	418,712	388,026	7.9
Assets	606,112	532,924	13.7
Deposits	446,811	399,225	11.9
Repurchase agreements	4,849	5,334	(9.1)
Borrowings	99,403	78,286	27.0
Shareholders’ equity	51,956	47,484	9.4

AVERAGE BALANCES
Securities	$100,385	$86,431	16.1%		$113,176	$87,500	29.3%
Loans	414,225	366,587	13.0		421,159	379,189	11.1
Interest-earning assets	517,070	457,612	13.0		537,669	477,169	12.7
Assets	571,753	500,949	14.1		596,098	521,690	14.3
Interest-bearing deposits	371,153	328,662	12.9		390,938	339,014	15.3
Deposits	419,745	381,987	9.9		441,878	394,492	12.0
Repurchase agreements	5,222	5,891	(11.4)		6,097	6,783	(10.1)
Borrowings	94,044	73,380	28.2		95,144	78,328	21.5
Shareholders’ equity	50,635	37,016	36.8		51,259	39,104	31.1

CAPITAL
Average shares outstanding — basic	2,633,310	2,235,516	17.8%		2,637,622	2,372,874	11.2%
Average shares outstanding — diluted	2,632,507	2,282,708	15.3		2,631,764	2,425,715	8.5
Shares repurchased	16,598	9,272	79.0		12,000	9,272	29.4
Average price of shares repurchased	20.52	29.42	(30.3)		19.98	29.42	(32.1)

	Nine Months Ended September 30						Three Months Ended September 30
	2008		2007		Change		2008	2007	Change
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$3,974		$3,524		12.8%		$4,427	$3,834	15.5%
Provision for loan losses	1,075		608		76.8		550	176	212.5
Charge-offs	(702)		(172)		308.1		(580)	(38)	1,426.3
Recoveries	50		26		92.3		—	14	(100.0)

Ending balance	$4,397		$3,986		10.3		$4,397	$3,986	10.3

NONPERFORMING LOANS
Nonperforming loans:
90 days past due	$1,027		$470		118.5%
Nonaccrual	1,297		1,020		27.2

Total nonperforming loans	$2,324		$1,490		56.0

ASSET QUALITY RATIOS
Net chargeoffs to average loans	0.21%		0.05%		16	bp
Nonperforming assets to total assets	0.38		0.28		10
Nonperforming loans to total loans	0.56		0.38		18
Allowance for loan losses to total loans	1.05		1.03		2
Allowance for loan losses to nonperforming loans	1.89	x	2.68	x	(79)